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                                                            Exhibit (A)(3)(b)(i)


Manulife Logo                                         MANEQUITY, INC. AGREEMENT


THIS AGREEMENT made this ______________________ day of _______________  19______

BETWEEN:

MANEQUITY, INC., a Colorado corporation with its Home Office at Toronto, Canada
                       (hereinafter called the "Company")


                 (hereinafter called the "Sales Representative")

WITNESSETH:___________________________________________________________________

WHEREAS, the Sales Representative agrees to sell and the Company agrees to authorize him/her to sell such securities as the Sales Representative is licensed to sell with the Company and the Company desires to and has the lawful authority to sell.

NOW, THEREFORE, in consideration of these premises, it is hereby agreed between the parties as follows:

1. Warranty of Qualification
   The Sales Representative hereby represents and warrants that all representations made on all Federal, State and National Association of Securities Dealers, Inc. (NASD) Registration Forms are current, accurate and correct and that he/she has read, understands and agrees to abide by the provisions of this Agreement to the extent that such terms and conditions govern his/her performance within his/her respective registration category. The authority of the Sales Representative is limited by the registration category designated by the Sales Representative with respect to his/her association with the Company as indicated on all Federal, State and NASD Registration Forms.

   The Sales Representative hereby represents and warrants that he/she is a Registered Representative in good standing with the NASD and is duly authorized and licensed under the applicable state securities laws.

   The Sales Representative further represents and warrants that he/she is thoroughly familiar with the Securities Laws, Codes and Rules and Regulations of the United States and of the state(s) in which he/she is qualified to do business and of the Rules and Regulations of the NASD and Regulations of the Company, and as such that he/she shall transact all authorized Company business in strict accordance therewith.

2. Sales Practices
   The Sales Representative agrees to adhere strictly to the NASD Rules of the Association with regard to sales literature and other advertising material. All such literature must be submitted to and approved by the Company prior to its use by the Sales Representative.

   The Sales Representative is not authorized to and may not send any written correspondence to customers of the Company or prospective investors unless he/she forwards, on a quarterly basis for review and approval by a Registered Principal, copies of all such correspondence to the Home Office of the Company.

   It is also agreed and understood that the Sales Representative shall keep and maintain such records as will comply with the Rules and Regulations of the NASD and shall open such records to inspections and review by the Company as the Company shall deem advisable from time to time. The Sales


                                  Page 1 of 4
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  Manulife Financial and the block design are registered service marks of The
 Manufacturers Life Insurance Company and are used by it and its subsidiaries:
   The Manufacturers Life Insurance Company (U.S.A.), The Manufacturers Life
               Insurance Company of America, and ManEquity, Inc.


Form AG0176US(0797)
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   Representative in addition acknowledges receipt of the ManEquity Policy
   Statement and agrees to follow the rules and regulations contained therein. Said Policy Statement and other publications, as amended and modified from time to time, are incorporated in this Agreement by reference as though fully set out herein.

3. License Fees
   All initial and renewal license and registration fees shall be paid by the Sales Representative

4. (a)Authority

      The Sales Representative shall be free to exercise his/her discretion as to the manner, time and place and the persons from whom he/she shall choose to solicit and sell securities as aforesaid subject only to the provisions of this Agreement and such Rules and Regulations herein before set forth and as may be prescribed from time to time hereafter. The Sales Representative further agrees not to engage in the business of selling securities for any other broker/dealer during the term of this Agreement without the expressed written consent of each employing broker/dealer.

   (b)Status
      The Sales Representative shall have no greater than is herein expressly granted and no greater authority shall be implied from the grant or denial of authority specifically mentioned herein. Nothing herein contained shall be construed to create the relationship of employer and employee between the Company and the Sales Representative.

5. (a)Limit of Warranty
      The Sales Representative shall have no authority of any kind for or on behalf of the Company to accept any transactions of any kind or to make, modify or discharge contracts on behalf of the Company or in any way to bind the Company to any statement, promise, or representation, or to waive any of the Company's rights or requirements, rules or regulations, or to receive any money due or to become due to the Company except payments, made pursuant to sales solicited by him/her in the manner prescribed by the Company or except as may be authorized by the Company in writing. The Sales Representative shall have no power to bind the credit of the Company in any manner and further agrees to pay any and all expenses incurred by him/her in the performance of this Agreement. The Sales Representative shall have no authority to make any settlement or agreement regarding any claim that may be made against the Company unless specifically authorized in writing by an Officer of the Company in each such case. All orders for the purchase of any security shall be subject to the acceptance thereof by the Company at its Home Office in Toronto, Canada. The Sales Representative shall have no authority to appoint or employ on behalf of the Company other Sales Representatives or employees without the prior written consent of an Officer of the Company and any such appointee shall have no authority to incur any expense or obligation of any kind or nature in the name or on behalf of the Company.

   (b)Indemnification
      The Sales Representative shall have no authority to settle or institute any legal proceeding for any cause in connection with a transaction of the Company's business unless such action shall have been approved in advance in writing by an Officer of the Company and it is agreed and understood that the Sales Representative shall indemnify and save the Company harmless from any and all expenses, costs and damages resulting from or growing out of any unauthorized acts or transactions by said Sales Representative.

6. Bond Requirement
   The Sales Representative shall furnish a bond, or bonds, as the Company may require. Upon failure or inability of the Sales Representative to renew such bond or bonds at any time as the Company may


                                  Page 2 of 4
--------------------------------------------------------------------------------
  Manulife Financial and the block design are registered service marks of The Manufacturers Life Insurance Company and are used by it and its subsidiaries:
   The Manufacturers Life Insurance Company (U.S.A.), The Manufacturers Life
               Insurance Company of America, and ManEquity, Inc.

Form AG0176US(0797)
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   require, this Agreement shall automatically terminate. the Sales
   Representative agrees in addition to the foregoing, to promote the best interests of the Company as contemplated by this Agreement and so to conduct himself/herself as not to affect adversely the business, good standing or reputation of himself/herself or the Company.

7. Return of Records and Material
   Upon Termination of this Agreement, the Sales Representative shall return to the Company any and all sales materials, records, correspondence and other data belonging to the Company.

8. Statement of Account
   The Company will furnish to the Sales Representative a statement of his/her sales and all compensation earned together with payment for all compensation due and payable in accordance with such statement less any indebtedness due to the Company as indicated by said statement or other instrument.

9. Amendments
   It is expressly agreed and understood that the Company retains the right to amend or modify this Agreement in writing to the Sales Representative as it shall deem necessary from time to time.

10. Transmittal of Monies, Orders and Applications
   The Sales Representative shall transmit to the Company or its designated fiduciary, immediately upon receipt, all monies, orders and applications received from all sales. The Sales Representative may not under any circumstances commingle monies received from sales with any other monies.

11. (a)  Compensation
         For all sales sold by the Sales Representative and for all other services rendered by him/her under this Agreement, the Company shall pay to the Sales Representative the compensation set out in the attached schedule(s). Such schedule(s), as modified or amended from time to time, is/are incorporated in this Agreement by reference as though fully set out.

    (b) The Sales Representative hereby agrees that, upon termination of this Agreement, he/she will be entitled to receive commissions on variable life and annuity policies sold by the Sales Representative to the extent that such commissions are payable under the terms of his/her Agreement with the insurance company issuing such policies and to the extent permitted by federal or state laws.

12. Provisions Not Waived
   Failure of the Company at any time to declare a breach or termination of this Agreement because of any violation or violations of its provisions shall not be deemed a waiver or waivers of said provisions on the part of the Company in case of any subsequent violations by the Sales Representatives.

13. Assignment
   This Agreement is not transferable. No rights or interest issuing herefrom shall be subject to assignment, except with the prior written consent of an Officer of the Company.

14. Termination and Amendment - Effective Notice
   This Agreement may be terminated by either party hereto, or amended by the Company, at any time, with or without cause, upon 10 days written notice given to the other party, provided that if the Sales Representative shall at any time fail in the performance of any of the conditions, promises or agreements contained herein upon his/her part to be performed, then at the option of the Company, this Agreement may be terminated immediately and without notice. In the event the Company terminates the Agreement with notice or amends this Agreement in writing, said notice or amendment shall be


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--------------------------------------------------------------------------------
  Manulife Financial and the block design are registered service marks of The Manufacturers Life Insurance Company and are used by it and its subsidiaries:
   The Manufacturers Life Insurance Company (U.S.A.), The Manufacturers Life
               Insurance Company of America, and ManEquity, Inc.

Form AG0176US(0797)
   delivered personally or mailed to the last known address of the Sales Representative appearing on the Company's records and shall be an effective notice of termination or amendment of this Agreement as of the time the notice of amendment is deposited in the United States Mail or the time of actual receipt, if earlier. In the event the Sales Representative terminates this Agreement, the notice of said termination shall be delivered personally or addressed and mailed to the Home Office of the Company in Toronto, Canada, with a copy to the Sales Representative's NASD Supervisor and shall be an effective notice of termination of this Agreement as of the time the same is deposited in the United States Mail, or the time of actual receipt, if earlier.

15. Execution and Interpretation of Entire Agreement
   This Agreement shall take effect upon the date of the execution hereof and shall revoke and cancel all prior Agreements which have existed between the parties hereto relative to the sale of securities. The construction and interpretation of this Agreement shall be determined in accordance with the laws of the State of Colorado and any and all representations made by the parties hereto unless otherwise amended as provided herein.

16. Effective Date
   This Agreement become effective the ___________day of _____________ 19 _____

   IN WITNESS WHEREOF the parties hereto affix their signatures on the year and day first above written.


                                                  ______________________________
                                                  Sales Representative



                                                  ______________________________
                                                  NASD Supervisor


Accepted by ManEquity, Inc., this _________________ day of ____________ 19 ____





                                                  By __________________________


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  Manulife Financial and the block design are registered service marks of The
 Manufacturers Life Insurance Company and are used by it and its subsidiaries:
   The Manufacturers Life Insurance Company (U.S.A.), The Manufacturers Life
               Insurance Company of America, and ManEquity, Inc.

Form AG0176US(0797)